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                            EXHIBIT 23 TO FORM 10-K

                           UMB FINANCIAL CORPORATION
                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Registration Statement of UMB Financial Corporation and Subsidiaries on Form S-8 of our report dated January 14, 1997, appearing in the Annual Report on Form 10-K of UMB Financial Corporation and Subsidiaries for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 24, 1997